UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of report (Date of earliest event reported): August 15, 2016 (August 9, 2016)

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, TX 77056
(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	The Company is not currently subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, but has agreed under the terms of a shareholders’ agreement and certain of its debt instruments to make filings voluntarily on Form 8-K.

Item 5.02.	Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ihab Toma as Chief Executive Officer and Director. On August 9, 2016, the Board of Directors of Vantage Drilling International (the “Company”), elected Ihab Toma as the Company’s Chief Executive Officer, effective August 29, 2016. Mr. Toma was also appointed to serve as a member of the Company’s Board of Directors (the “Board”), effective August 29, 2016. With the appointment of Mr. Toma, the Board will be comprised of seven members, four of whom constitute independent directors under NYSE and SEC standards.

Since 2014, Mr. Toma has been serving as a senior advisor to First Reserve Corporation, a leading global private equity and infrastructure firm exclusively focused on energy. From 2009 until 2013, Mr. Toma served in various executive capacities at Transocean, serving in the positions of Executive Vice President - Chief of Staff, Executive Vice President – Operations, Executive Vice President – Global Business and Senior Vice President – Marketing and Planning.

Prior to his time at Transocean, from 1986 until 2009, Mr. Toma served in multiple capacities at Schlumberger. He served as Vice President, Sales and Marketing for Europe, Africa and Caspian for Schlumberger Oilfield Services from April 2006 to August 2009. From 2000 to 2006, he led Schlumberger’s Information Solutions business in various capacities, including President, Vice President - Sales and Marketing, Vice President – Information Management and Vice President – Europe, Africa and CIS Operations. Mr. Toma began his career with Schlumberger in 1986. He holds a Bachelor of Science degree in Electrical, Electronics and Communications Engineering from Cairo University, Egypt.

Mr. Toma currently serves on the boards of Drilling Systems (UK) Ltd., a private oilfield training simulation technology development company, and Paradigm Geophysical Corp, one of the largest independent developers of software-enabled solutions for the global oil and gas industry. Mr. Toma also acts as Vice-Chairman of AGR Group, a leading well construction and engineering project management service company, and as Chairman of Engström & Engstöm, an audio engineering company.

Mr. Toma does not have any family relationships with any of the Company’s directors or executive officers, and he is not a party to any transactions listed in Item 404(a) of Regulation S-K.

On August 9, 2016, the Company entered into an employment agreement with Mr. Toma (the “Employment Agreement”), to be effective as of August 29, 2016 (the “Effective Date”). The initial term of the Employment Agreement is two years from the Effective Date, subject to automatic one-year renewals thereafter. The initial two-year term, and any subsequent annual renewal terms, may end earlier in accordance with the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Toma will serve as the Company’s Chief Executive Officer with an annual base salary of $500,000, and he will have the opportunity to earn an annual bonus based on his and/or the Company’s achievement of certain performance criteria established by the Compensation Committee of the Board. For each fiscal year beginning with the Company’s 2017 fiscal year, Mr. Toma’s target annual bonus opportunity will be equal to 100% of his annual base salary (the “Target Annual Bonus”), subject to a maximum annual bonus payout equal to 200% of his base salary. For the Company’s 2016 fiscal year, Mr. Toma will be eligible to receive a pro-rated annual bonus, based on the actual achievement of the applicable performance criteria, and pro-rated for the number of days Mr. Toma was employed with the Company during the Company’s 2016 fiscal year. Mr. Toma will also receive a housing allowance of $7,500 per month for up to three years following the Effective Date.

In connection with his appointment to the position of Chief Executive Officer, the Company intends to grant Mr. Toma an initial equity-based compensation award (the “Initial Grant”). 70% of the Initial Grant will consist of 43,266 performance-based restricted stock units to acquire units of the Company’s stapled securities (the “Performance-Based Awards”) that vest based on the Company’s “total enterprise value” (as defined in the applicable award agreement), as measured on the first to occur of either (i) a “qualified liquidity event” (as defined in the applicable award agreement); or (ii) February 10, 2023. Upon certain terminations of employment, a portion of the Performance-Based Awards will remain eligible to vest based on future performance. The remaining 30% of the Initial Grant will consist of 18,543 time-based restricted stock units to acquire units of the Company’s stapled securities (the “Time-Based Awards”) that vest ratably on each of the first four anniversaries of the effective date of the Company’s plan of reorganization, subject to Mr. Toma’s continuous employment with the Company on each applicable vesting date. Upon a qualified liquidity event, the unvested portion (if any) of the Time-Based awards will vest.

If the Company terminates Mr. Toma’s employment without “cause” or if Mr. Toma resigns his employment for “good reason” (as those terms are defined in the Employment Agreement, and in either case, a “Qualifying Termination”), Mr. Toma will be eligible to receive an amount equal to two times the sum of (i) his annual base salary plus (ii) his Target Annual Bonus, payable in equal installments over a two-year period following the termination date. In the event of an “anticipatory termination” within six months prior to a “change of control” (as those terms are defined in the Employment Agreement) or a Qualifying Termination within two years following a change of control, Mr. Toma will be eligible to receive one year of outplacement assistance and an amount equal to three times the sum of (i) his annual base salary plus (ii) his “average bonus amount” (as defined in the Employment Agreement, and which generally means the average of any annual bonuses paid or payable during the three-year period prior to occurrence of the change of control (but no less than his Target Annual Bonus for any such year)). In the event of Mr. Toma’s death or “disability” (as defined in the Employment Agreement), he will be eligible to receive a pro-rated annual bonus, based on the actual achievement of the applicable performance criteria, and pro-rated for the number of days Mr. Toma was employed with the Company during the Company’s applicable fiscal year. In order to receive any of the severance benefits described above, Mr. Toma must execute a valid release of claims in favor of the Company.

Pursuant to the Employment Agreement, Mr. Toma has agreed to indefinite confidentiality and non-disparagement obligations. The Employment Agreement also provides that Mr. Toma will not compete with the Company or solicit the Company’s customers or employees, in any case during his employment with the Company or for a period of one year thereafter. This period increases to two years in the case of Mr. Toma’s retirement from the Company and, in the case of the non-competition provision, is also extended to coincide with his continued receipt of severance benefits from the Company (for a period of up to two years following the termination of his employment with the Company).

The foregoing description is qualified in its entirety by reference to the full text of the Employment Agreement and the award agreements applicable to the Initial Grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary